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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-61303 and 333-59970) and Form S-8 (Nos. 333-61323, 33-60050, 033-80729, 033-77670, 033-51864 and 333-62626) of Kimco
Realty Corporation and Subsidiaries of our report dated March 18, 2003, except as to Note 5, which is dated as of May 6, 2003, relating to the consolidated financial statements, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 6, 2003